                         NORTHROP GRUMMAN CORPORATION
                   Offer To Exchange Each Outstanding Share

                                      of

                          Serial Preference Stock II
                                      of

                                   TRW INC.

                                      for

                            Shares of Common Stock

                                      of

                         NORTHROP GRUMMAN CORPORATION

   valued at $47.00 multiplied by the then-effective conversion rate of the applicable Series of Serial Preference Stock II, in each case subject to the procedures and limitations described in the Offer to Exchange and the related
                            Letter of Transmittal.

  THE OFFER AND ASSOCIATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
   YORK CITY TIME, ON FRIDAY, MARCH 29, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                 March 4, 2002,

To Our Clients:

   Enclosed for your consideration is an Offer to Exchange, dated March 4, 2002 (the "Offer to Exchange") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the third party tender offer by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to exchange all of the outstanding shares of Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share, and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share, (the "Preference Shares'' and the certificates representing such Preference Shares, the "Preference Share Certificates") of TRW Inc., an Ohio Corporation ("the Company"), for shares of common stock of Northrop Grumman, par value $1.00 per share (the "Northrop Grumman Shares"), valued at $47.00 multiplied by the effective conversion rate of the applicable Preference Share subject to the procedures and limitations ("Preference Share Exchange Ratio") described in the Offer. The number of Northrop Grumman Shares issued pursuant to the Offer will not bear any interest and will be reduced by the applicable withholding taxes.

   We are the holder of record of Preference Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Preference Shares held by us for your account. A tender of such Preference Shares can be made only by us as the holder of record and pursuant to your instructions.

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

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Preference Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

      1. The Preference Share Exchange Ratio is based on the average of the closing sale prices for Northrop Grumman Shares on the New York Stock Exchange as reported in The Wall Street Journal over the five consecutive trading days ending immediately prior to the second trading day before Northrop Grumman completes the Offer, but in no event will the exchange rate be more than .4563 ($47.00/$103.00) or less than .4159 ($47.00/$113.00).

      2. The Offer is being made for all outstanding Preference Shares.

      3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 29, 2002, unless the Offer is extended.

      4. Tendering shareholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and exchange of Preference Shares to Purchaser or to its order pursuant to the Offer.

      5. The Offer is conditioned upon, among other things: (i) there being validly tendered and not properly withdrawn prior to the expiration or termination of the Offer a number of shares of common stock, par value $0.625 per share of the Company (the "Common Shares''), and Preference Shares, which represents at least a majority of the total outstanding Common Shares on a fully-diluted basis; (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements as of 1976, as amended, Council Regulation (EEC) No. 4064/89 of the Council of the European Union, and any other applicable similar foreign laws or regulations; (iii) the requisite approval of the Company's shareholders under the Ohio control share acquisition law or Northrop Grumman's being satisfied, in its sole discretion, that such law is inapplicable or invalid; (iv) the expiration or termination of the waiting period during which the Ohio Division of Securities may suspend the Offer under Title 17 of the Ohio Revised Code, without the occurrence of any suspension or Northrop Grumman's being satisfied, in its sole discretion, that such law is inapplicable or invalid; (v) the approval of issuance of shares of the Northrop Grumman Shares pursuant to the Offer by the stockholders of Northrop Grumman; (vi) the Company's not having entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Northrop Grumman's ability to acquire the Company or otherwise diminishing the value of the acquisition of the Company; and (vii) the registration statement relating to the Northrop Grumman Shares having become effective. The Offer also is subject to other terms and conditions.

      6. Cash will be paid in lieu of any fractional Shares.

   If you wish to have us tender any or all of the Preference Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Preference Shares, all your Preference Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

                         NORTHROP GRUMMAN CORPORATION
              Instructions With Respect To The Offer To Exchange
                   Offer To Exchange Each Outstanding Share
                                      of
                          Serial Preference Stock II
                                      of
                                   TRW INC.
                                      for
                            Shares of Common Stock
                                      of
                         NORTHROP GRUMMAN CORPORATION

Valued at $47.00 Multiplied by the Effective Conversion Rate of the applicable
  Preference Share subject to the procedures and limitations described in the Offer to Exchange and the related Letter of Transmittal.

   The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Exchange, dated March 4, 2002, and the related Letter of Transmittal, relating to the third party tender offer by Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to exchange all of the outstanding shares of Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share, and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share, (the "Preference Shares") of TRW Inc. ("the Company"), for shares of common stock of Northrop Grumman, par value $1.00 per share (the "Northrop Grumman Shares"), valued at $47.00 multiplied by the effective conversion rate of the applicable preference share subject to the procedures and limitations described in the Offer. The Northrop Grumman Shares issued pursuant to the Offer will not bear any interest and will be reduced by the applicable withholding taxes.

   This will instruct you to tender to Northrop Grumman the number of Preference Shares indicated below (or, if no number is indicated below, all Preference Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and in the related Letter of Transmittal furnished to the undersigned.

Number of Series 1        Number of Series 3
  Preference Shares to be   Preference Shares be
  Tendered*:                Tendered*:

  ---------------------     ---------------------
                                                                            SIGN BELOW
                                                               -----------------------------
                                                                           Signature(s)

                                                               -----------------------------
                                                                       Please print name(s)
                                                               -----------------------------
                                                                             Address
                                                               -----------------------------
                                                                          Account Number
                                                               -----------------------------
                                                                  Area Code and Telephone Number

                                                               -----------------------------
                                                               Taxpayer Identification Number(s) or
                                                                    Social Security Number(s)
                                                               Dated: ______________________ , 2002

--------
* Unless otherwise indicated, it will be assumed that all of your Preference Shares held by us for your account are to be tendered.

                                      3